Exhibit 32

Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Meridian Bioscience, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2004 (the “Report”), the undersigned officers of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Motto

William J. Motto
Chairman of the Board and
Chief Executive Officer
May 14, 2004

/s/ Melissa Lueke

Melissa Lueke
Vice President and
Chief Financial Officer
May 14, 2004

A signed original of this statement required by Section 906 has been provided to Meridian Bioscience, Inc. and will be retained by Meridian Bioscience, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.